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                                 EXHIBIT NO. 11

                   STUART ENTERTAINMENT, INC. AND SUBSIDIARIES
             STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS
                (Amounts In Thousands, Except Per Share Amounts)
                                   (UNAUDITED)

                                                        Three Months Ended          Six  Months Ended
                                                             June 30,                   June 30,
                                                      ---------------------       ---------------------
                                                        1998         1997          1998          1997
                                                      -------       -------       -------       -------
Shares of common stock outstanding at
  beginning of period (1)                               6,934         6,828         6,920         6,828

Weighted-average shares issued during the period            1            --            12            --
                                                      -------       -------       -------       -------
Actual weighted average share outstanding
  for the period                                        6,935          6828         6,932         6,828

Dilutive stock options and warrants using
  average market price                                     --            --            --            --
                                                      -------       -------       -------       -------

Dilutive shares outstanding                             6,935         6,828         6,932         6,828
                                                      =======       =======       =======       =======

Net loss                                              $(2,724)      $(1,115)      $(4,328)      $(2,537)
                                                      =======       =======       =======       =======

Loss per share - basic and dilutive                   $ (0.39)      $ (0.16)      $ (0.62)      $ (0.37)
                                                      =======       =======       =======       =======

(1) This represents total outstanding shares of common stock less treasury shares.

See Notes to Consolidated Financial Statements.